UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENERSIS AMÉRICAS S.A.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Chile	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Santa Rosa 76
Santiago, Chile	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.000% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-214079 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Enersis Américas S.A. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (“Rule 424(b)”) a prospectus supplement dated October 20, 2016 (the “Prospectus Supplement”) to a Prospectus dated October 12, 2016 contained in the Company’s effective Registration Statement on Form F-3 (Registration No. 333-214079), which Registration Statement was filed with the Commission on October 12, 2016 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Material U.S. Federal and Chilean Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit Number	Description

4.1	Indenture dated as of November 1, 1996 between Enersis Américas S.A. (formerly named Enersis S.A.) and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form F-3 (Registration No. 333-5828) filed with the Commission on November 7, 1996).

4.2	First Supplemental Indenture dated as of July 24, 2009 between Enersis Américas S.A. (formerly named Enersis S.A.) and The Bank of New York Mellon (as successor trustee to The Chase Manhattan Bank), (the “Trustee”) (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-3 (Registration No. 333-214079) filed with the Commission on October 12, 2016).

4.3	Second Supplemental Indenture dated as of October 25, 2016 between Enersis Américas S.A. and the Trustee (incorporated by reference to Exhibit 4.4 to the Report on Form 6-K filed with the Commission on October 25, 2016).

4.4	Form of 4.000% Notes due 2026 (incorporated by reference to Exhibit 4.3 to the Report on Form 6-K filed with the Commission on October 25, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Enersis Américas S.A.

By:	/s/ Javier Galán A.
Name: Javier Galán A. Title: Chief Financial Officer

Date: October 25, 2016

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